Exhibit 32

July 13, 2023
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

     The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the quarterly report on Form 10-Q of Delta Air Lines, Inc. ("Delta") for the quarterly period ended June 30, 2023 (the "Report").

     Each of the undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

1.such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.

/s/ Edward H. Bastian
Edward H. Bastian
Chief Executive Officer

/s/ Daniel C. Janki
Daniel C. Janki
Executive Vice President and Chief Financial Officer